Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is entered into and made effective as of May 17, 2024 (the “Effective Date”) by and among WOODFOREST NATIONAL BANK, a national banking association (“Lender”), IBIO CDMO LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Borrower”), and IBIO, INC., a Delaware corporation (“Parent”; together with Borrower, the “iBio Parties”, and the iBio Parties together with Lender, each a “Party” and, collectively, “Parties”).

RECITALS

WHEREAS, Lender and Borrower are parties to that certain Credit Agreement dated November 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Lender advanced a Term Loan thereunder to Borrower in order for Borrower to, among other things, finance the purchase of the Original Lease (as hereinafter defined) pursuant to the 2021 PSA (as hereinafter defined);

WHEREAS, in connection with the Credit Agreement, Parent made that certain Guaranty dated November 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Lender pursuant to which Parent guaranteed the Obligations under the Credit Agreement;

WHEREAS, in connection with the Credit Agreement and the Guaranty, the iBio Parties entered into those certain Security Documents (as defined in the Credit Agreement), pursuant to which certain assets were pledged to Lender to secure the Obligations under the Credit Agreement;

WHEREAS, iBio Parties have notified Lender that Borrower and Parent do not have sufficient funds to pay in full the Obligations under the Loan Documents to which each is a party;

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated November 1, 2021 (the “2021 PSA”) by and among College Station Investors LLC, a Texas limited liability company (“Original Tenant”), as seller and assignor, Borrower, as purchaser and assignee, and certain other parties thereto, among other things, Original Tenant sold and assigned all of its right, title and interest in and to that certain Ground Lease Agreement dated March 8, 2010 (the “Original Lease”) between The Board of Regents of the Texas A&M University System (“Landlord”) and Original Tenant, as amended by the Estoppel Certificate and Amendment to Ground Lease Agreement (the Original Lease as so amended and as modified by the 2021 PSA, the “Lease”);

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated May 17, 2024 (the “A&M PSA”; and together with other documents entered into in connection with the A&M PSA, including any amendments, supplements and other modifications to the A&M PSA, collectively, the “Building Purchase Documentation”) by and between Landlord, as purchaser, and Borrower, as seller, among other things, the Landlord and Borrower are terminating all of their respective right, title and interest in and to the remainder of the Lease and Borrower is selling the Building to Landlord for a purchase price of no less than $8,500,000 (the “Gross Purchase Price”), such Gross Purchase Price to be reduced by and subject to adjustment for certain prorations and payments as provided for and as further described in the A&M PSA and to be set forth in the applicable settlement statement with respect to the A&M PSA (the “Adjusted Building Purchase Price”);

WHEREAS, with respect to the Indebtedness Deficiency Amount on and as of the Estimated PSA Closing Date, each as defined below, pursuant to that certain Pre-Funded Warrants to Purchase Shares of Common Stock, to be dated as of the PSA Closing/Funding Date (the “Warrant Agreement”; together with the Building Purchase Documentation and this Agreement, collectively, the “Transaction Documents”; the transactions contemplated by the Transaction Documents are referred to herein as the “Transactions”), to be approved by NYSE American LLC, by Parent, as issuer, in favor of Lender, as holder, Parent will issue to Lender the Warrant Agreement, which will represent the right of Lender to subscribe for and purchase from Parent certain Warrant Shares as defined in the Warrant Agreement with respect to the equity interests of Parent, as further described therein, such Warrant Agreement to be substantially in the form attached hereto as Exhibit B; and

WHEREAS, the Parties have agreed to enter into the Transaction Documents and consummate the Transactions to satisfy and otherwise address any and all Obligations the iBio Parties have to Lender under or with respect to the Credit Agreement, the Guaranty and the other Loan Documents.

NOW, THEREFORE, subject to the terms and conditions of this Agreement, and in consideration of the mutual promises and covenants stated herein and the recitals set forth above, and in light of other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1.Definitions.  Terms that are capitalized but not defined in this Agreement have the meanings given in the Credit Agreement or in the Lease, as applicable.  The defined terms included in the preamble and the recitals above are incorporated into this Agreement, and, as used in this Agreement, the following terms shall have their respective meanings:

“Borrower’s Designee” means the Title Company as defined in the A&M PSA or such other person(s) designated by Borrower to act on its behalf in respect of the Transactions.

“Claims” means any and all claims, demands, actions, remedies, causes of action, debts, liabilities, damages, costs (including, without limitation, attorneys' fees and all costs of court or other proceedings), expenses and losses of every kind or nature, whether arising by contract, tort or other theory, at this time known or unknown, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, or in equity, which have arisen or are assertable as of the PSA Closing/Funding Date, whether or not asserted, in each case arising out of the Loan Documents.

“iBio Parties Claims” means any and all Claims that any iBio Party and its Related Parties ever had, now has or may hereafter have against any of Lender and its Related Parties with respect to any event, occurrence, omission, action, relationship or transaction occurring for all periods of time prior to and as of the PSA Closing/Funding Date.

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“Indebtedness Deficiency Amount” means, as of the PSA Closing/Funding Date, the result of (a) (i) the amount of the remaining Obligations outstanding under the Credit Agreement and the other Loan Documents, inclusive of the amounts set forth in Sections 4(a)(i) and (ii) below, minus (ii) any Restricted Funds minus (b) the sum of the Adjusted Building Purchase Price and the Upward Adjusted Closing Costs, such Indebtedness Deficiency Amount as calculated by Lender and agreed to by iBio Parties as of such date.

“Lender Claims” means, except for any existing or future Reserved Obligations to be performed by any of the iBio Parties, any and all Claims that Lender and its Related Parties ever had, now has or may hereafter have against any of the iBio Parties and their respective Related Parties with respect to any event, occurrence, omission, action, relationship or transaction occurring for all periods of time prior to and as of the PSA Closing/Funding Date.

“PSA Closing/Funding Date” means the “Closing Date” as defined in Section 2.3 of the A&M PSA.

“Related Parties” means, as to Lender, Borrower and Parent, their respective members, managers, owners, officers, directors, attorneys, attorneys-in-fact, agents, successors, assigns, subsidiaries, and affiliates (as well as the members, managers, owners, officers, directors, attorneys, attorneys-in-fact, agents, successors and assigns of such subsidiaries and affiliates).

“Reserved Obligations” means any obligations of any Party that survive the termination or assignment of the Credit Agreement and the other Loan Documents pursuant to the terms thereof.

“Restricted Funds” means, at any time, any restricted cash funds of Borrower then currently being held in a bank account maintained by Lender.

2.Agreements on the PSA Closing/Funding Date.  Subject in all respect to Section 8 hereof, as conditions to closing the Transactions, on and as of the PSA Closing/Funding Date, the Parties agree as follows:

a.Borrower shall determine in consultation with Lender, with reference to the applicable settlement statement with respect to the A&M PSA, the amount of the Adjusted Building Purchase Price, giving effect to any reductions and adjustments for certain prorations and payments under the A&M PSA, such Adjusted Building Purchase Price to be set forth in any such settlement statement, and, if requested by Lender, such Adjusted Building Purchase Price to be set forth in sufficient detail in another written instrument, in form and substance satisfactory to the Parties.

b.Borrower shall cause Borrower’s Designee, on behalf of Borrower, to pay the Adjusted Building Purchase Price in immediately available funds to Lender upon the consummation of transactions contemplated by the A&M PSA.

c.Borrower shall pay, or cause to be paid, in immediately available funds to Lender an amount equal to the difference between the Gross Purchase Price and the Adjusted Building Purchase Price (such amount, the “Upward Adjusted Closing Costs”) in order to

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account for any prorations and payments (whether it be with regards to Base Rent (as defined in the Lease), apportioned 2024 property taxes, brokerage fees or otherwise) deducted from and thereby having reduced the Gross Purchase Price.  Borrower shall determine in consultation with Lender such Upward Adjusted Closing Costs to be set forth in sufficient detail in a written instrument, in form and substance satisfactory to the Parties.

d.Lender shall determine in consultation with Borrower the amount of the Indebtedness Deficiency Amount, such Indebtedness Deficiency Amount to be set forth in sufficient detail in a written instrument, in form and substance satisfactory to the Parties.

e.Borrower shall have obtained the approval of NYSE American LLC of issuance of the Warrant Agreement and the Warrant Shares.

f.On the PSA Closing/Funding Date, after receipt of the approval of NYSE American LLC of issuance of the Warrant Agreement and the Warrant Shares, Parent shall execute the Warrant Agreement and deliver same to Lender, in form and substance satisfactory to Lender, but, for the avoidance of doubt, substantially in the form attached hereto as Exhibit B.

g.Borrower shall deliver to Lender executed copies of the Building Purchase Documentation referred to in Sections 9.2.1, 9.2.2 and 9.2.3 of the A&M PSA, the A&M PSA, and any and all amendments, supplements and other modifications to the A&M PSA.

h.Borrower shall pay, or cause to be paid, to Lender, the reasonable legal fees of Porter Hedges LLP, counsel to Lender, in connection with the Transactions; provided, that Borrower receives an invoice for such fees on or before the PSA Closing/Funding Date.

i.The conditions set forth in Section 7 hereof shall have been satisfied.

3.Agreements Regarding Warrant Agreement.  With respect to the Warrant Agreement, the Parties agree as follows:

a.For the avoidance of doubt, the “price” of the Warrant Shares to be issued under the Warrant Agreement is agreed by the Parties to be determined by the greater of the book value or the market value of the common stock of the Parent at the time of entry into the Warrant Agreement.  The number of Warrant Shares to be issued under the Warrant Agreement is determined by dividing the then current Indebtedness Deficiency Amount by the “price” of the Warrant Shares at the time of entry into the Warrant Agreement.

b.Parties acknowledge and agree for federal income tax purposes, Lender is purchasing Warrant Shares on the PSA Closing/Funding Date in satisfaction of the Indebtedness Deficiency Amount on and as of the Estimated PSA Closing Date, calculated in accordance with clause (c) below.  On the PSA Closing/Funding Date, upon (x) the execution and delivery of the Warrant Agreement by Parent to Lender and (y) if necessary, payment by Borrower to Lender of any agreed per diem interest amounts to satisfy any accrued interest on the outstanding balance of the Term Loan from the Estimated PSA Closing Date to and

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including the PSA Closing/Funding Date, the Indebtedness Deficiency Amount shall be satisfied in full.

c.iBio Parties agree that Parent shall promptly, and, in any case, within two (2) Business Days of the execution of this Agreement, submit to NYSE American LLC (x) this executed Agreement, (y) the form of Warrant Agreement and (z) all applicable pricing information described below with respect to the Warranty Agreement for approval of NYSE American LLC of the issuance of the Warrant Agreement and the Warrant Shares.  The Parties agree and acknowledge that Parent must submit applicable pricing information for the Warrant Shares as of a certain date in order to gain approval of NYSE American LLC, which date is agreed to be the Estimated PSA Closing Date.  Unless later modified in writing, on and as of the Estimated PSA Closing Date, the Parties agree that (i) the then current balance of the Term Loan, including principal, interest, deferred interest and late fees, under the Credit Agreement will be $13,188,627.47, (ii) for purposes of calculation only, and taking into account the amounts set forth in Sections 4(a)(i) and (ii) below, the Indebtedness Deficiency Amount will be $4,499,124.88, (iii) the price per Warrant Share under the Warrant Agreement will be $2.883 and (iv) the number of Warrant Shares to be subscribed for and available to be issued under the Warrant Agreement will be 1,560,570.

d.Parent agrees that, upon the execution and delivery of the Warrant Agreement, it shall make all necessary filings and registrations with, provide all necessary notices to and take such other actions as are necessary with respect to any applicable federal, state or governmental authority or regulatory body with respect to the Warrant Agreement.

4.Additional Agreements of the Parties.  The Parties agree as follows:

a.The Parties agree that (x) as of May 14, 2024, the current balance of the Term Loan, including principal, interest, deferred interest and late fees, under the Credit Agreement, is $13,138,008.01 and (y) as of May 13, 2024, Lender is holding Restricted Funds in the amount of $915,703.27.  The Parties further agree that (i) a fee, which fee has been fully earned as of the Eighth Amendment Closing Date, in the amount of $155,000 is due and payable by Borrower to Lender on the earlier of the PSA Closing/Funding Date or the Maturity Date and (ii) $571,200.68 paid by Lender to the Brazos County Tax Assessor on or about March 29, 2024 to satisfy 2023 property taxes due and owing with respect to the iBio Property shall, in each case, be added to the calculation of, and thereby increase the amount of, the Indebtedness Deficiency Amount.

b.In addition, Borrower authorizes Lender on the PSA Closing/Funding Date to apply all Restricted Funds to the then current balance of the Term Loan.

c.In connection with the A&M PSA, Lender shall execute and deliver to Borrower’s Designee, on or before the PSA Closing/Funding Date, that certain Full Release of Deed of Trust, in form and substance satisfactory to the Parties (the “Lender Lien Release”), which Lender Lien Release will release and discharge the Deed of Trust as defined in the Credit Agreement and the liens created thereby;

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d.In connection with the A&M PSA, Lender shall deliver to Borrower’s Designee, on or before the PSA Closing/Funding Date, a UCC3 termination statement (the “UCC3 Termination Statement”) to terminate that certain UCC1 financing statement naming Borrower, as debtor, and Lender, as secured party, filing no. 2021 8796170, filed with the Secretary of State of the State of Delaware on November 2, 2011, such UCC3 Termination Statement, to be in form and substance satisfactory to the Parties;

e.Upon satisfaction of the conditions set forth in Section 2 hereof, (i) any and all commitments of Lender to lend or otherwise extend credit to Borrower under the Credit Agreement or any other Loan Document shall be forever terminated; (ii) all of the Obligations (other than Reserved Obligations) shall be deemed paid in full and otherwise satisfied; (iii) the Credit Agreement, the Guaranty and the other Loan Documents shall terminate and have no further force and effect; (iv) all Liens granted to or for the benefit of the Lender under the Security Documents or any other Loan Document shall immediately and automatically terminate and be released, and Borrower or Borrower’s Designee, shall be authorized to file of record the Lender Lien Release and the UCC3 Termination Statement and to terminate any landlord waivers delivered to Lender in connection with the Security Documents and the other Loan Documents; and (v) for the avoidance of debt, the obligations of Parent under the Guaranty with respect to the Obligations shall terminate and have no further force and effect.

f.Borrower shall promptly deliver to Lender any amendments, supplements and other modifications to the A&M PSA and otherwise notify Lender or its counsel of any material matters that arise with respect to A&M PSA and the Transactions related thereto, through and including the PSA Closing/Funding Date; provided that Borrower shall not enter into any such amendments, supplements or modifications that would have an adverse effect on the Adjusted Building Purchase Price, the Upward Adjusted Closing Costs or the rights of Lender hereunder.

g.As soon as practicable on or after the PSA Closing/Funding Date, as requested by, and at the sole cost of, Borrower, Lender shall: (i) deliver to the Borrower or the Borrower’s Designee, in accordance with applicable law and with Borrower’s or a Borrower’s Designee’s written instructions provided to Lender, such other evidence of the Lien releases, including terminations of any landlord waivers, provided herein as may be reasonably required to enable Borrower or such Borrower’s Designee to terminate or release any Lien or landlord waivers granted to or for the benefit of Lender under the Security Documents or the other Loan Documents, and (ii) cause any possessory collateral, if any, which represents Collateral released hereunder to be delivered to Borrower or the applicable Borrower’s Designee.

h.Borrower confirms and acknowledges that Borrower and Landlord estimate and expect that the A&M PSA will be consummated and funded on May 30, 2024 (the “Estimated PSA Closing Date”).

5.Releases of Claims.   Subject in all respect to Section 8 hereof:

a.Lender Claims.  As of the PSA Closing/Funding Date, Lender forever releases and discharges each of the iBio Parties and their respective Related Parties from any and all

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Lender Claims; provided, however, this release shall not affect or release any of the rights or obligations created by or under this Agreement.

b.iBio Parties Claims.  As of the PSA Closing/Funding Date, each iBio Party forever releases and discharges Lender and its Related Parties from any and all iBio Parties Claims; provided, however, this release shall not affect or release any of the rights or obligations created by or under this Agreement.

c.Effect.  For the avoidance of doubt, this Agreement will not release or be effective with respect to any claim or cause of action that arises after the PSA Closing/Funding Date, which is based on an event, occurrence or circumstance that occurs after the PSA Closing/Funding Date.

6.Representations and Warranties.  Each Party represents and warrants with respect to itself to the other Parties that the following statements are true, correct and complete as of the Effective Date:

a.each Party has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and Parent’s execution and delivery of the Warrant Agreement and the performance of such Party’s obligations hereunder and thereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

b.the execution, delivery, and performance by each such Party of this Agreement does not and shall not, or by Parent of the Warrant Agreement upon the execution and delivery thereof will not, violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries;

c.the execution, delivery, and performance by each such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body;

d.this Agreement is, and the Warrant Agreement upon the execution and delivery thereof will be, the legally valid and binding obligation of each Party thereto, enforceable in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

e.Lender is the legal and equitable owner and holder of the Lender Claims to be released on and as of the PSA Closing/Funding Date, and Lender has not assigned, transferred, disposed of, hypothecated or otherwise conveyed or purported to convey, and will not take any of the foregoing actions with respect to, any interest in the Lender Claims to any third party;

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f.the iBio Parties are the legal and equitable owners and holders of the iBio Parties Claims to be released on and as of the PSA Closing/Funding Date, and the iBio Parties have not assigned, transferred, disposed of, hypothecated or otherwise conveyed or purported to convey, and will not take any of the foregoing actions with respect to,  any interest in the iBio Parties Claims to any third party;

g.At the time Lender was offered the Warrant Agreement, it was, and as of the date hereof it is, and on each date on which it exercises the Warrant Agreement, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act of 1933, as amended;

h.Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Agreement, and has so evaluated the merits and risks of such investment.  Lender is able to bear the economic risk of an investment in the Warrant Agreement and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment;

i.Lender acknowledges that it has had the opportunity to review the Transaction Documents and the Parent’s filings with the Securities and Exchange Commission and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Parent concerning the terms and conditions of the offering of the Warrant Agreement and the merits and risks of investing in the Warrant Agreement and Warrant Shares; (ii) access to information about the Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Parent   possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

j.Lender is acquiring the Warrant Agreement as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Warrant Agreement and the Warrant Shares. The Lender understands that the Warrant Agreement and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended or any applicable state securities law and is acquiring such Warrant Agreement and the Warrant Shares as principal for its own account and not with a view to or for distributing or reselling such Warrant Agreement or the Warrant Shares or any part thereof in violation of the Securities Act of 1933, as amended or any applicable state securities law, has no present intention of distributing any of such Warrant Agreement or the Warrant Shares in violation of the Securities Act of 1933, as amended or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant Agreement or the Warrant Shares in violation of the Securities Act of 1933, as amended or any applicable state securities law; and

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k.Lender is not purchasing the Warrant Agreement or the Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Warrant Agreement or the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Lender, any other general solicitation or general advertisement.

7.Conditions Precedent to Effectiveness.  This Agreement shall become effective on the Effective Date upon the Parties’ receipt of the following items, each in form and substance satisfactory to the Parties:

a.this Agreement, duly executed by the Parties;

b.the A&M PSA, duly executed and delivered by the parties thereto, a copy of which is attached hereto as Exhibit A;

c.Lender shall have received an Officer’s Certificate and authorizing consent for each of Borrower and Parent; and

8.Termination; Reservation of Rights.

a.Notwithstanding anything to the contrary set forth in this Agreement, in any other Transaction Documents or in any Loan Document, (x) any and all rights, obligations, duties and deliveries of the Parties set forth in this Agreement and (y) the releases of Claims under Section 5 of this Agreement shall, in each case and for all purposes, immediately be null and void and otherwise have no further force and effect, upon the occurrence of any of any of the following:

(i)

the A&M PSA is terminated for any reason, including, without limitation, due to the failure of Landlord to obtain necessary approvals with respect thereto, or the parties thereto determine that the A&M PSA will not be or cannot be closed and funded in full for any reason;

(ii)

the transactions contemplated by the A&M PSA are not consummated and funded in full on or before May 31, 2024, unless such date is extended in writing to a later date upon request of Borrower at the sole discretion of Lender; or

(iii)	the failure for any reason of the iBio Parties to satisfy any obligation set forth in Section 2 of this Agreement, unless waived by Lender in its sole discretion.

b.Except as otherwise provided for and or contemplated under this Agreement, Lender hereby reserves all, and does not waive any, of its rights and remedies under the Credit Agreement and the other Loan Documents and all other rights and remedies available to it under applicable law or in equity.

9.Counterparts; Acknowledgment.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by any Party shall

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be effective if accomplished, in addition to any other legal means, by electronic transmission of a copy hereof bearing the signature of an authorized representative of such Party.  Any Party that delivers its executed counterpart to the other Party by electronic transmission shall, upon request of any other Party, also deliver an original executed counterpart to the other Parties as soon thereafter as is reasonably practicable.  The Parties acknowledge that the Reserved Obligations survive the execution and delivery of this Agreement.

10.Beneficiary.  For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge and agree that there are no intended third-party beneficiary of the terms of this Agreement.

11.Severability.  In case any one or more of the provisions contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect in any court of competent jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.

12.Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively); provided, however, that no such amendment or waiver shall be effective unless in writing and signed by all of the Parties.

13.Governing Law; Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD AS TO ANY CHOICE OF LAW PRINCIPLES.  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER, OR ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, SHALL BE BROUGHT IN IN A COURT OF APPROPRIATE JURISDICTION IN MONTGOMERY COUNTY, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING.

14.Comprehension of Document and No Reliance. ALL PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL AND OTHER ADVISORS REGARDING ALL LEGAL, TAX, AND OTHER EFFECTS OF THIS AGREEMENT.  EACH PARTY IS RELYING SOLELY ON ITS OWN BEST JUDGMENT AND IS NOT RELYING ON ANY REPRESENTATION OR STATEMENT, EXPRESS OR IMPLIED, BY ANY OTHER PARTY TO THIS AGREEMENT.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

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SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

15.Notices.  Any notice, request, demand, consent, approval, or other communication required or permitted under this Agreement must be in writing and will be deemed to have been given when personally delivered in exchange for a receipt, the next business day after delivery to FedEx or another nationally recognized overnight carrier, or five days after deposit with the United States Postal Service, first class postage prepaid, certified mail, return receipt requested.  All such communications shall be addressed to the party for whom it is intended at its or her address set forth below.

Woodforest National Bank
1330 Lake Robbins Drive, Suite 500
The Woodlands, Texas 77380
Attention: [***]

iBio CDMO LLC
iBio, Inc.
8800 HSC Parkway
Bryan, Texas 77807
Attention: General Counsel

iBio, Inc.
11750 Sorrento Valley Road
Suite 200
San Diego, California 92121
Attention: Chief Executive Officer
Copy to: General Counsel

Any Party may change its address for purposes of receipt of any such communications by giving 10 days prior written notice of such change to the other Parties in the manner described above.

16.Further Assurances.  Each of the Parties to this Agreement agrees, promptly upon written request from any other Party, to do such other acts and things and to execute, deliver, file and record any agreements, instruments and documents that may be reasonably necessary or appropriate to carry out the purposes of this Agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and made effective as of the Effective Date.

WOODFOREST NATIONAL BANK

By:	/s/ Tom Aderhold
Tom Aderhold
Executive Vice President

IBIO CDMO LLC

By:	/s/ Felipe Duran
Felipe Duran
Authorized Person

IBIO, INC.

By:	/s/ Felipe Duran
Felipe Duran
Chief Financial Officer

Signature Page to Settlement Agreement and Mutual Release

EXHIBIT A

A&M PSA

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 17, 2024 (the “Effective Date”), is made by and between THE BOARD OF REGENTS OF THE TEXAS A&M UNIVERSITY SYSTEM, an agency of the State of Texas (“Purchaser”) and IBIO CDMO LLC, a Delaware limited liability company (“Seller”).

A G R E E M E N T S:

WHEREAS, Seller is the lessee under that certain Ground Lease Agreement dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement dated as of December 22, 2015 by and between Seller, as lessee, and The Board of Regents of the Texas A&M University System, as lessor (in such capacity, “Ground Lessor”), as assigned (as to the lessee interest thereunder) by that certain Special Warranty Deed and Assignment of Ground Lease dated November 1, 2021 by and between College Station Investors LLC and Seller (as so amended and assigned, the “Ground Lease”), relating to the land  more specifically described in Exhibit 1.1.1 located in Brazos County, Texas (the “Land”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), (i) Seller and Purchaser have agreed to terminate the Ground Lease and (ii) Seller has agreed to sell and transfer, and Purchaser agrees to purchase and acquire, the Property (as hereinafter defined);

NOW, THEREFORE, in consideration of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.THE PROPERTY

1.1 Description.  Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, on the Closing Date, (i) upon the sale and transfer described in clause (ii) below, Seller and Purchaser agree to terminate the Ground Lease and (ii) Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s assignable and transferable right, title, and interest (if any) in and to the following (collectively, the “Property”):

1.1.1the buildings, parking areas, improvements, and fixtures now situated on the Land (the “Improvements”);

1.1.2the furniture, personal property, machinery, apparatus, and equipment owned by Seller and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”);

1.1.3all easements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land or Improvements, if any;

1.1.4all contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property the terms of which extend beyond midnight of the day preceding the Closing Date (as hereinafter defined) as set forth on Exhibit 1.1.6 (the “Contracts”); and

1.1.5to the extent not proprietary and without representation as to whether third party consent is required, and at no cost or liability to Seller, all intangible assets of any nature relating to any or all of the Improvements and the Personal Property (if any), including, but not limited to, (i) all guaranties and warranties issued with respect to the Improvements; (ii) all plans and specifications, drawings and prints describing the Improvements; (iii) trademarks or trade names associated with the Improvements; (iv) all development rights; (v) any governmental permits, entitlements, approvals, licenses and certificates pertaining to zoning, use, occupancy, and signage for the Property; and (vi) all rights and claims of Seller against third parties related to the Property.

1.2“As-Is” Purchase.  The Property is being sold in an “AS IS, WHERE IS” condition and “WITH ALL FAULTS” as of the Effective Date and as of Closing, except as expressly set forth in this Agreement and/or in the documents to be delivered at Closing (herein collectively referred to as “Seller’s Representations and Warranties”). Except for Seller’s Representations and Warranties, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent, attorney or representative acting or purporting to act on behalf of Seller as to (i) the condition or state of repair of the Property; (ii) the compliance or non-compliance of the Property with any applicable laws, regulations or ordinances (including, without limitation, any applicable zoning, building or development codes); (iii) the value, expense of operation, or income potential of the Property; (iv) any other fact or condition which has or might affect the Property or the condition, state of repair, compliance, value, expense of operation or income potential of the Property or any portion thereof; or (v) the environmental condition of the Property, including without limitation whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same.  The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for full investigation, neither party relying upon any statement or representation by the other except for Seller’s Representations and Warranties. Purchaser acknowledges and agrees that (a) Purchaser (or its affiliate) is the Ground Lessor and fee owner of the Land and in such capacity is familiar with the Property and has independently examined, inspected, and investigated to the full satisfaction of Purchaser, the physical nature and condition of the Property including, without limitation, its environmental condition, and the income, operating expenses and carrying charges affecting the Property, and (b) except for Seller’s Representations and Warranties, Purchaser, in executing, delivering and performing this Agreement, does not rely upon any statement, offering material, operating statement, historical budget, engineering structural report, any environmental reports, information, or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, orally or in writing, made by any person, firm or corporation, and Purchaser acknowledges that any such statement, information, offering material, operating statement, historical budget, report or representation, if any, does not represent or guarantee future performance of the Property. To the extent now or hereafter applicable, each party hereby waives its rights, if any, under the Deceptive Trade Practices – Consumer Protection Act, Section

17.41 et seq., Texas Business & Commerce Code, a law that gives consumers special rights and protections.  After consultation with an attorney of its own selection, each party voluntarily consents to this waiver.  This Section 1.2 shall survive any termination of this Agreement and the Closing.

1.3Agreement to Convey.  Subject to the terms and conditions set forth in this Agreement, Seller agrees to convey, and Purchaser agrees to accept, the Property.

2.PRICE AND PAYMENT.

2.1Purchase Price.  Purchaser agrees to pay the sum of Eight Million Five Hundred Thousand Dollars and No cents ($8,500,00.00) (the “Purchase Price”) as consideration for the consummation of the transactions contemplated by this Agreement, subject to the terms of this Agreement.

2.2Payment.  Payment of the entire Purchase Price is to be made in cash at the Closing, subject to adjustment for the prorations as provided herein, to University Title Company, Attention: Kary Mersmann (the “Title Company”) for disbursement to Seller, or if instructed by the Seller, to the Lender (as defined below) as Seller’s designee, via wire transfer in immediately available funds.

2.3Closing.  Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place on, time being of the essence, the date which is twenty (20) business days after Purchaser’s receipt of the Board Approval (as hereinafter defined), but in no event later than May 31, 2024 (the “Closing Date”).  The Closing will take place at the offices of the Title Company at 2:00 p.m. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser.  Closing shall occur through an escrow with the Title Company.  Funds shall be deposited into and held by the Title Company in a closing escrow account with a bank satisfactory to Purchaser and Seller.  Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.3.INSPECTIONS AND APPROVALS.

3.1Inspections.

3.1.1Commencing on the Effective Date through the Closing Date, so long as this Agreement remains in effect, Seller agrees to allow Purchaser and Purchaser’s engineers, architects, employees, agents and representatives (collectively, “Purchaser’s Agents”) reasonable access, during normal business hours, to the Property and to the records, if any, maintained by Seller. Such access shall be solely for the purposes of inspecting the physical condition of the Property and conducting non-intrusive physical or environmental inspections of the Property.  Purchaser shall not conduct or allow any testing or air samples at the Property or any physically intrusive testing of, on or under the Property without first obtaining Seller’s written consent as to the timing and scope of work to be performed and entering into an access agreement in form and substance satisfactory to Seller in its sole discretion.  Except as expressly set forth in this Agreement, all documents furnished to Purchaser pursuant to this Agreement are provided for information only, and without representation or warranty of any nature, and Purchaser shall be solely responsible for verifying the information contained therein. Purchaser shall not file or cause to be filed any application or make any request (other than inquiries into public records and existing violations) with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a note, notice or violation of law or municipal ordinance, order or requirement imposed by such an agency, at the Property or any change in zoning, parcelization, licenses, permits or other entitlements or any investigation or restriction on the use of the Property, or any part thereof.

3.1.2Purchaser agrees that, in making any physical or environmental inspections of the Property, Purchaser shall cause Purchaser’s Agents to carry, insurance in form and substance consistent with the requirements set forth on Exhibit 3.1.2, naming Seller as additional insureds and Purchaser will provide Seller with written evidence of same prior to entry on the Property.

3.1.3Purchaser agrees that in exercising its right of access hereunder, Purchaser will use and will cause Purchaser’s Agents to use their commercially reasonable efforts not to interfere with the activity of tenants or any persons occupying or providing service at the Property.  Purchaser shall, at least forty-eight (48) hours prior to inspection, give Seller notice, which may be verbal, of its intention to conduct any inspections, so that Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have such a representative present.  Seller agrees that [***] will be Seller’s contact person for scheduling such inspections.  Upon request by Seller, Purchaser shall furnish Seller with copies of any final reports relating to the inspections performed by Purchaser or Purchaser’s Agents; provided, however, that such reports will be delivered without representation or warranty of any kind, express or implied, as to the accuracy or completeness thereof. If Purchaser fails to purchase the Property, upon request by Seller, all such final reports shall become the property of Seller. Upon request by Seller, Purchaser agrees to cooperate with Seller (at no additional cost to Purchaser) and the preparer of the reports to have such reports assigned to Seller.

3.1.4Purchaser shall, at its sole cost and expense and in strict accordance with all requirements of applicable law, promptly restore any physical damage or alteration of the physical condition of the Property (reasonable wear and tear excepted) which results from any inspection or activity conducted by Purchaser or any Purchaser’s Agent; provided, however, Purchaser shall have no obligation to restore any pre-existing environmental or other pre-existing conditions in, on or under the Property, except to the extent such conditions are exacerbated by Purchaser or any Purchaser’s Agents. The provisions of this Section 3.1.4 shall survive any termination of this Agreement.

3.1.5Except for Seller’s Representations and Warranties or as otherwise provided for elsewhere in this Agreement or the documents to be delivered at Closing, Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that such materials are all of such materials as are in Seller’s possession).  In making its own examination and determination prior to the Effective Date as to whether it wishes to purchase the Property, except for Seller’s Representations and Warranties, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller.

3.1.6To the extent authorized under the constitution and laws of the State of Texas, Purchaser agrees to indemnify and hold Seller harmless from any demands, damages, claims,

liabilities, cost or expense, including reasonable attorneys’ fees and costs (collectively, “Claims”), to the extent the same has resulted from the exercise by Purchaser or Purchaser’s agents of the right of access on the Property, including without limitation arising out of injury or death to persons or damage to property (collectively, “Purchaser’s Indemnity Obligations”); provided, however, that Purchaser’s Indemnity Obligations shall not include (i) any claims arising out of the discovery of any pre-existing environmental or other condition at the Property, except to the extent the same has been exacerbated by Purchaser or Purchaser’s representatives; and (ii) any Claims to the extent of the gross negligence or willful misconduct of Seller or any of the other Seller Released Parties.  This Section 3.1.6 shall survive closing or the termination of this Agreement.

3.1.7Purchaser hereby waives, releases and forever discharges Seller, its affiliates, subsidiaries, officers, directors, shareholders, employees, independent contractors, partners, representatives, agents, successors and assigns, and each of them (the “Seller Released Parties”), from any and all causes of action, claims, assessments, losses, damages (compensatory, punitive or other), liabilities, obligations, reimbursements, costs and expenses of any kind or nature, actual, contingent, present, future, known or unknown, suspected or unsuspected, including, without limitation, interest, penalties, fines, and attorneys’ and experts’ fees and expenses, arising out of Purchaser’s access or the inspections under Section 3 of this Agreement, except to the extent of the gross negligence or willful misconduct of Seller or any of the other Seller Released Parties. This Section 3.1.7 shall survive the termination of this Agreement.

3.1.8Any and all work with respect to Purchaser’s inspections shall be at Purchaser’s sole cost and expense and all activities undertaken by Purchaser in connection therewith shall fully comply with applicable laws and regulations. Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Purchaser or Purchaser’s Agents with respect to any inspection or testing of the Property.  If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within ten (10) days following Purchaser’s receipt of written notice of such lien by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond.  Failure by Purchaser to discharge such lien shall be a material breach of this Agreement. Purchaser agrees to keep confidential and not to disseminate to any third party, except to its Representatives (defined below), and to cause its Representatives to keep confidential and not disseminate to any third party, any information Purchaser (and/or its Representatives) obtains as a result of the Inspections, except (i) to the extent disclosure is required by law or court order or (ii) with respect to information that (a) is already in the receiving party’s possession prior to receipt from the disclosing party, (b) becomes generally available to the public other than as a result of a disclosure by the receiving party, or (c) becomes available to the receiving party on a non-confidential basis from a source not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party.

3.2Title and Survey

3.2.1Purchaser acknowledges receipt of a copy of the commitment for an owner’s policy of title insurance for the Property issued by Amtrust Title Insurance Company under File Number FN-61031-TX with an effective date of November 30, 2023 (the “Commitment”), along with copies of all underlying documents, exceptions or restrictions upon the Property set forth in

Schedule B of the Commitment (the “Exceptions”) and a copy of Seller’s existing survey of the Land (the “Survey,” and together with the Commitment and the Exceptions, the “Title Documents”).  Prior to the Effective Date, Purchaser has reviewed title as disclosed by the Commitment and the Survey and hereby waives all objections to any of the Permitted Exceptions (as defined below). Seller shall NOT BE OBLIGATED TO CURE ANY OBJECTIONS TO THE COMMITMENT OR THE SURVEY, OR IDENTIFICATION IN THE TITLE DOCUMENTS OF ANY ZONING VIOLATIONS OR ZONING NON-CONFORMITY WITH RESPECT TO THE PROPERTY, PROVIDED THAT Seller agrees to remove or discharge (x) any mortgage, judgment or lien or other monetary lien voluntarily created by Seller (it being agreed that Seller shall in no event be deemed to have voluntarily created (nor shall Seller be liable for) any monetary lien if caused or created by an act or omission of Purchaser) and (y) and any New Exception created by Seller after the date of the Commitment without the prior written approval of Purchaser (collectively, “Required Cure Matters”).

3.2.2If any update to the Title Commitment after the effective date of the Title Commitment or to the Survey after the date of the Survey discloses any new title exception or matter not disclosed in the Title Commitment, the Survey which, in each case (other than with respect to Required Cure Matters, which Seller shall be obligated to cure), has a material and adverse effect on the Property (a “New Exception”), then provided that any such New Exception was not created by or through Purchaser, Purchaser shall have a period of three (3) Business Days after delivery of such update to review and notify Seller in writing of Purchaser’s disapproval of such New Exception, if any.  Upon the expiration of said three (3) Business Day period, except for Purchaser’s timely submitted objection to any such New Exception, Purchaser shall be deemed to have accepted each such New Exception, if any. Seller may respond to Purchaser’s timely submitted objection to any New Exception within three (3) Business Days after receipt thereof.  If Seller fails to respond within such three (3) Business Day period, Seller shall be deemed to have delivered Seller’s election to not cure or remove any of Purchaser’s objections to any New Exception.  If Seller elects (or is deemed to have elected) to not cure or remove to the reasonable satisfaction of Purchaser any New Exception (other than with respect to Required Cure Matters) prior to Closing (as may be extended), Purchaser may, in its sole and absolute discretion, within three (3) Business Days after notice (or deemed notice) of Seller’s intent to not cure or remove any New Exception, deliver written notice to Seller of Purchaser’s decision to (i) terminate this Agreement, whereupon this Agreement shall terminate without any further liability on the part of either party, except for the those provisions that expressly survive any termination (the “Surviving Obligations”), or (ii) waive its objections in which event Closing will take place the later of the Closing Date and three (3) business days after notice (or deemed notice) pursuant to this Section 3.2.2.

3.2.3If on the Closing it should appear that the Property is affected by any lien, encumbrance, defect, encroachment or objection which is not a Permitted Encumbrance, then in such event, Seller, at Seller’s election, shall have the privilege to remove or satisfy the same, and shall, for that purpose, be entitled to one or more adjournments of the Closing for a period not to exceed twenty (20) days beyond the date scheduled for Closing.

3.3Permitted Encumbrances. In addition to the foregoing, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

3.3.1All exceptions to title shown in the Title Commitment or matters shown on the Survey which Purchaser has approved or is deemed to have approved pursuant to Section 3.2 hereof, except for Seller Cure Matters;

3.3.2The lien of non-delinquent real and personal property taxes and assessments for the year in which the Closing occurs and subsequent years; however, Seller will be responsible for the payment of any so-called “rollback taxes” due and payable prior to the Closing Date for all or any portion of the Property and as a result of a change of use of the Property;

3.3.3The Ground Lease Termination (as hereinafter defined);

3.3.4Shortages in area;

3.3.5Any laws, regulations or ordinances presently in effect or which will be in effect on the Closing (including, but not limited to, zoning, building and environmental protection) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental body or the effect of any noncompliance with or any violation thereof;

3.3.6Right of any utility company to maintain and operate lines, wires, poles, cables and distribution boxes, in, over and upon the Property; and

3.3.7Unpatented mining claims; reservations or exceptions in patents or in acts authorizing the issuance thereof, water rights, claims or title to water, whether or not shown by the public records.

All of the foregoing in Sections 3.3.1 through 3.3.7 are referred to herein collectively as “Permitted Encumbrances.”  Notwithstanding the foregoing, the Permitted Encumbrances shall not include the Required Cure Matters.

4.SELLER’S COVENANTS FOR PERIOD PRIOR TO CLOSING. Until Closing, Seller shall keep and perform all of the obligations to be performed by the tenant under the Ground Lease. Seller shall give to Purchaser prompt written notice of any casualty or the institution by Seller or receipt of written notice or other knowledge by Seller of any litigation pertaining to the Property and/or any threatened condemnation, or material litigation, arbitration, or administrative hearing affecting Seller or the Property which could in any way constitute, or have the effect of presently or in the future creating, a lien, encumbrance or claims or obligations in any material respect against the Property or the leasehold estate under the Ground Lease. In addition, Seller shall not:4.1remove any Personal Property from the Improvements without replacing them with items of like kind (or utility) and quality prior to Closing;

4.2encumber any portion of the Property or its leasehold estate under the Ground Lease in any manner without the consent of Purchaser; or

4.3enter into any sublease of any space in the Improvements or enter into any new contract or agreement with respect to the ownership and operation of the Property that would be binding on Purchaser or the Property after the Closing Date, without Purchaser’s prior written approval.

5.REPRESENTATIONS AND WARRANTIES.

5.1By Seller.  Seller represents and warrants to Purchaser as follows:

5.1.1Seller is duly organized and validly existing under the laws of the State in which it was organized, is authorized to do business in the State in which the Land is located, has duly authorized the execution and performance of this Agreement and the assignment transactions contemplated by and permitted under Section 11.4.2, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

5.1.2Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party, including under the Ground Lease.

5.1.3There is no pending litigation with respect to the Property nor, to the best of Seller’s knowledge, have any such actions, suits, proceedings or claims been threatened or asserted in writing, which could have an adverse effect on the Property or Seller’s ability to consummate the transactions contemplated hereby.

5.1.4Seller has not received any written notice from any governmental authority of a violation of any governmental requirements (including environmental laws) on the Property, which has not been remedied.

5.1.5Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification, any condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Property.

5.1.6Except for Seller, there are no other parties in possession of, or claiming any possession to, any portion of the Improvements. There are no subleases in place with respect to the Property.

5.1.7As of the Effective Date, neither Seller, nor any affiliate or agent on Seller’s behalf, has entered into an agreement for construction or repair work at the Property that could give rise to any claim for mechanic’s or materialman’s liens.

5.1.8Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended.

5.1.9Seller represents that neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

5.1.10No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

5.1.11There are no special or other assessments for public improvements or otherwise currently affecting the Property, and Seller has not received notice of (a) any threatened special assessments affecting the Property or (b) any contemplated improvements affecting the Property which may result in special assessments affecting the Property. There are no past due taxes or assessments with respect to the Property.

5.1.12There are no pending real estate tax protests or proceedings affecting the Property.  Seller has not retained any person or firm to file any notice of protest against, or to commence any action to review, any real property tax assessment against the Property.

5.1.13There are no agreements in effect with any broker or other agent obligating Seller to pay a commission or other compensation with respect to the leasing or sale of the Property that will survive Closing.

5.1.14Seller is the sole owner of the lessee’s interest under the Ground Lease and Seller has not assigned, pledged or otherwise encumbered such interests in the Ground Lease except for matters that will be released at or prior to Closing. Notwithstanding the foregoing, Seller has the power and authority to enter into and consummate the assignment transactions contemplated by and permitted under Section 11.4.2.

5.1.15Seller does not need to obtain the consent of any third party to the termination of the Ground Lease or the consummation of the transaction contemplated hereby.

5.1.16Seller has not granted any option to purchase or right of first refusal or other preferential right with respect to the Property.

All of the representations and warranties contained in Section 5.1 shall survive the Closing for three (3) months following the Closing Date (the “Survival Period”).  Each such representation and/or warranty shall automatically be null and void and of no further force and effect after the Survival Period unless, prior to the expiration of the Survival Period, Purchaser shall have commenced a legal proceeding against Seller alleging that Seller was in breach of such representation or warranty when made, and that Purchaser has suffered actual damages as a result thereof (a “Proceeding”). If Purchaser shall have timely commenced a Proceeding, and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (1) Seller was in breach of a representation or warranty as of the date made (but accounting for all updates permitted hereunder), (2) Purchaser suffered actual damages (as distinguished from consequential damages) (the “Damages”) by reason of such breach, and (3) that Purchaser did not have actual knowledge of such breach on or prior to Closing, then Purchaser shall be entitled to receive an amount equal to its Damages; provided, however that, notwithstanding the foregoing, in no event shall Purchaser be entitled to sue, seek, obtain or be awarded Damages from Seller, unless and until the aggregate amount of Damages for which Seller is obligated to indemnify Purchaser exceeds the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Base Amount”), whereupon Seller shall be liable to Purchaser for all Damages related to such Proceeding (i.e., liability shall commence at $0.01 if the Base Amount is surpassed), but in no event will Seller be liable to Purchaser to the extent that the aggregate Damages to Purchaser exceed $250,000.00.

For the purposes of this Agreement the term “to Seller’s knowledge”, and similar terms, shall be limited to the actual knowledge of [***] (the “Seller Knowledge Party”).  The knowledge of others shall not be imputed to the Seller Knowledge Party. The parties hereby agree that recourse under this Agreement is limited to Seller and no claim will be made against [***] individually or in his capacity as the Seller Knowledge Party.

Notwithstanding the foregoing, to the extent that Purchaser, or any of Purchaser’s Agents, obtains actual knowledge prior to Closing that any of Seller’s Representations and Warranties were untrue in any material respect when made, or if Seller has delivered to Purchaser information with respect to the Property at any time prior to the Closing Date, and such information is inconsistent in any material respect with any of the representations and warranties herein and/or indicate that any such representations or warranties were not true in any material respect when made, Purchaser shall be deemed to have knowledge of such misrepresentation, and Purchaser’s sole remedy as a result thereof shall be to terminate this Agreement, and thereafter, Purchaser and Seller shall have no further rights or obligations under this Agreement except for those which are expressly provided for in this Agreement to survive the termination hereof; and if, notwithstanding such actual knowledge of such breach of a representation, Purchaser elects to close the transactions contemplated by this Agreement, Purchaser shall be deemed to have waived its rights to recover Damages from Seller following the Closing.

5.2By Purchaser.  Purchaser represents and warrants to Seller as follows:

5.2.1Purchaser is duly organized, validly existing and in good standing under the laws of the State in which it was organized, is authorized to do business in the State in which the Land is located, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

5.2.2Purchaser is acting as principal in this transaction with authority to close the transaction.

5.2.3No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

5.2.4Purchaser represents that neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under OFAC regulations (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

The representations and warranties of Purchaser set forth in this Section 5.2 are made as of the Effective Date and are remade as of the Closing Date and Section 5.2 shall survive the Closing.

5.3Broker Representation.  Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property other than Keen-Summit Capital Partners (“KSCP”) and Savills PLC (“Savills”). Upon the Closing of the transaction contemplated hereby and not otherwise, Seller shall pay a commission to KSCP and KSCP shall pay a commission to Savills pursuant to a separate written agreements among the respective parties. Except for KSCP and Savills, Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property as a result of actions of Seller or Purchaser, respectively.  The terms and provisions of this paragraph shall survive Closing hereunder.

6.COSTS AND PRORATIONS.

6.1Purchaser’s Costs.  Purchaser shall pay the following costs of closing this transaction:

6.1.1The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

6.1.2The Personal Property, if any, is included in this sale without charge and no value is allocated thereto;

6.1.3The cost of any endorsements or extended coverage to the Title Policy required by Purchaser unless related to a Seller Cure Matter or Title Objections;

6.1.4Any and all recording fees to record Purchaser’s mortgage secured by the Property (if applicable);

6.1.5One-half (1/2) of any and all escrow fees or similar charges of the Title Company for the escrow;

6.1.6All costs relating to updating the Survey; and

6.1.7Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

6.2Seller’s Costs.  Seller shall pay the following costs of closing this transaction:

6.2.1The fees and disbursements of Seller’s counsel.

6.2.2Any costs to cure the Seller Cure Matters or other Title Objections that Seller expressly agreed to cure in writing;

6.2.3The base premium for the Title Policy in the amount of the Purchase Price;

6.2.4One-half (1/2) of any and all escrow fees or similar charges of the Title Company for the escrow;

6.2.5The cost of recording the Ground Lease Termination and the Deed; and

6.2.6The broker commission payable by Seller as provided in Section 5.3.

6.3Prorations. Any normally prorated operating expenses actually billed or paid as of the Closing Date and all amounts due under the Contracts shall be prorated as of the Closing Date and be adjusted against the Purchase Price due at Closing.

6.4Payments under the Ground Lease. Notwithstanding anything in the Ground Lease or this Agreement to the contrary, the parties hereby agree that, on or prior to the Closing Date, Seller (in its capacity as lessee under the Ground Lease) shall pay to Purchaser (in its capacity as lessor under the Ground Lease) all Base Rent (as defined under the Ground Lease) which shall have accrued on or to the Closing Date (and if the Closing Date is not the last day of the month, such payment of Base Rent shall be prorated accordingly).  In addition, Seller shall pay, on or prior to the Closing Date, all Impositions (as defined in the Ground Lease) for calendar year 2023 and that portion of 2024 to the Closing Date, as determined in accordance with the procedure set forth in Texas Tax Code Section 26.11.  The provisions of this Section 6.4 shall survive Closing or the termination of this Agreement.

6.5In General.  Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the County in which the Land is located.  All prorations shall be made on a 365-day calendar year basis, based on the actual number of days in the applicable month. The provisions of this Section 6.5 shall survive Closing or the termination of this Agreement.

6.6Purpose and Intent.  Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter. The provisions of this Section 6.6 shall survive Closing or the termination of this Agreement.

7.DAMAGE, DESTRUCTION OR CONDEMNATION.

7.1If, prior to Closing, the Property is subject to a casualty or a condemnation event which results in the Improvements being damaged, destroyed or taken under power of eminent domain, this transaction shall be nonetheless be consummated on the Closing Date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the casualty insurance proceeds payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

8.NOTICES.  Any notice required or permitted to be given hereunder shall be given by (i) hand delivery, (ii) overnight express service, or (iii) email provided notice is also sent by (i) or (ii) above, and in any such case addressed to the parties at their respective addresses referenced below. Notices shall be deemed received upon delivery or refusal of same; any notice received on a non-business day or after 5:00 p.m. Central time on a business day shall be deemed received on the next business day.

If to Seller:	iBio, Inc. 11750 Sorrento Valley Road, Suite 200 San Diego, CA 92121 Attn: [***] Email: [***] With Copy to: [***]

With a copy to:	Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Attention: [***] Email: [***]

If to Purchaser:	The Texas A&M University System Office of Business Affairs Attn: [***] 301 Tarrow St., 5th Floor College Station, Texas 77840-7896 Phone: [***] Email: [***]

With a copy to:	The Texas A&M University System Office of General Counsel Attn: [***] 301 Tarrow St., 6th Floor College Station, Texas 77840-7896 Phone: [***] Email: [***]

If to Title Company:	University Title Company Attention: [***] 1021 University Dr E, College Station, TX 77840 Phone: [***] Email: [***]

or in each case to such other address as either Purchaser or Seller may from time to time designate by giving notice in writing to the other party.  Effective notice will be deemed given only as provided above. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact given by the party on whose behalf it is given.

9.CLOSING AND ESCROW.

9.1Escrow Instructions.

9.1.1Instructions.  Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Title Company, and Title Company shall immediately execute this Agreement where provided below.  This Agreement, together with such further instructions, if any, as the parties shall provide to Title Company by written agreement, shall constitute the escrow instructions.  If any requirements relating to the duties or obligations of Title Company hereunder are not acceptable to Title Company, or if Title Company requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

9.1.2Real Estate Reporting Person.  Title Company is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Title Company shall so provide. Upon the consummation of the transaction contemplated by this Contract, Title Company shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.  Seller and Purchaser shall promptly furnish their federal tax identification numbers to Title Company and shall otherwise reasonably cooperate with Title Company in connection with Title Company’s duties as real estate reporting person.

9.2Seller’s Deliveries.  Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

9.2.1A Surrender and Early Termination Agreement (the “Ground Lease Termination”), in substantially the form attached hereto as Exhibit 9.2.1.

9.2.2A Warranty Deed (the “Deed”) pursuant to which Seller conveys and transfers to Purchaser all of its right, title and interest to the Improvements, in substantially the form attached hereto as Exhibit 9.2.2.

9.2.3A Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 9.2.3.

9.2.4Copies of all Contracts.

9.2.5An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.2.5.

9.2.6An Owner’s Affidavit in substantially the form of Exhibit 9.2.6 attached hereto.

9.2.7Any other documents reasonably required by the Title Company in connection with the Closing.

9.3Purchaser’s Deliveries.  At the Closing, Purchaser shall (i) pay Seller the Purchase Price; and (ii) execute the agreements referred to in Sections 9.2.1, 9.2.2 and 9.2.3; and (iii) deliver such other documents as reasonably required by the Title Company in connection with the Closing.

9.4Possession.  Purchaser shall be entitled to possession of the Property upon conclusion of the Closing.

9.5 Insurance.  Seller shall terminate its policies of insurance as of noon on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

9.6Seller’s and Purchaser’s Conditions Precedent to Closing.

9.6.1Purchaser’s obligation to consummate the transaction contemplated by this Agreement will be subject to satisfaction or waiver of each of the following conditions; provided, however, that Purchaser will have the unilateral right to waive any such closing condition, in whole or in part, by written notice received by Seller on or before the Closing Date:

(i)Representations and Warranties of Seller. The representations and warranties of Seller set forth in Section 5.1 hereof, will be true and correct in all material respects; provided, however, Seller shall not be in default hereunder if any such representations or warranties (which were true in all material respects when made) have become untrue in any material respect after the Effective Date due to any reason other than any act or omission of Seller in violation of the express terms of this Agreement.

(ii)Obligations of Seller. Seller will have performed all of the obligations required to be performed by Seller under this Agreement in all material respects.

(iii)Seller’s Closing Documents. Seller shall have executed and delivered all of the documents provided in Section 9.2 above.

(iv)Title Policy.  Title Company shall be irrevocably committed to issue a Texas standard form Leasehold Policy of Title Insurance (the “Title Policy”) issued by the Title Company as of the Closing Date, in the amount of the Purchase Price, insuring Purchaser as owner of the Property, subject only to the Permitted Encumbrances. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective pro forma policy and irrevocably commits in writing to issue the Title Policy in the form of the pro forma policy approved by Purchaser within 10 days after the Closing Date.  Purchaser may elect to obtain additional coverage or endorsements to the Title Policy at Purchaser’s sole cost and expense but obtaining such additional coverage or endorsements shall not be a condition precedent to Purchaser’s closing obligations under this Agreement.

9.6.2Purchaser’s obligation to close the transactions under this Agreement are further conditioned on Purchaser obtaining approval for the consummation of such transactions from the governing board of Texas A&M (“Board Approval”) no later than May 8, 2024, time being of the essence. Purchaser shall notify Seller whether Purchaser obtained the Board Approval within one (1) Business Day of the board’s meeting to vote on whether to approve the consummation of the transactions contemplated under this Agreement.

10.DEFAULT; FAILURE OF CONDITION.

10.1Purchaser Default.  If Purchaser shall become in breach of or default in its Closing obligations under this Agreement, Seller shall elect as its sole and exclusive remedy hereunder to terminate the Agreement, in which event the parties shall have no further obligations under this Agreement except for the Surviving Obligations.

10.2Seller Default.  If Seller shall refuse or fail to convey the Property as herein provided for any reason other than a default by Purchaser, Purchaser shall elect as its sole and exclusive remedy hereunder either to (i) terminate the Agreement, in which event the parties shall have no further obligations under this Agreement except for the Surviving Obligations or (ii) enforce specific performance and filing suit within three (3) months thereof.

10.3Failure of Condition.  In the event a condition to Closing is not satisfied and the reason for such failure of condition is not due to a breach or default by Seller or Purchaser, hereunder, then at the option of the party in whose favor such condition was given shall have the right to terminate this Agreement upon written notice to the other party, in which event the parties shall have no further obligations under this Agreement except for the Surviving Obligations.

11.MISCELLANEOUS.

11.1Entire Agreement.  This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

11.2Severability; Construction.  If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.  All dollar amounts stated in this Agreement are U.S. dollar amounts.  The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Agreement or any exhibits or amendments hereto.

11.3Applicable Law; Venue.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED WITHOUT REGARD TO ANY CONFLICTS OF LAW

PRINCIPLES.  THIS AGREEMENT IS PERFORMABLE IN AND EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL LIE IN THE STATE COURT FOR THE COUNTY IN WHICH THE LAND IS LOCATED, OR, IF APPLICABLE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE LAND IS LOCATED, WITHOUT REGARD TO CONFLICTS IN LAW.

11.4Assignability.

11.4.1Neither party shall be able to assign this Agreement without first obtaining the other party’s prior written consent.  Any assignment in contravention of this provision shall be void.  No assignment shall release either party herein named from any obligation or liability under this Agreement.  Any assignee shall be deemed to have made any and all representations and warranties made by the assignor hereunder, as if the assignee were the original signatory hereto.

11.4.2Purchaser acknowledges that Seller is the borrower under a certain loan (the “Loan”) with Woodforest National Bank, its successors and assigns (“Lender”), which Loan is secured by a deed of trust lien encumbering the leasehold estate under the Ground Lease (“Lender’s Lien”).  Notwithstanding anything in this Agreement or the Ground Lease to the contrary, during the pendency of this Agreement, Purchaser acknowledges and agrees that Seller shall have the right to assign and convey to Lender, or Lender’s designated assignee, all of Seller’s right, title and interests and obligations in and to (a) the Ground Lease and (b) this Agreement, with such assignments and conveyances resulting in (i) Lender (or Lender’s designated assignee) taking possession of the Ground Lease, (ii) Seller being removed, and replaced by Lender (or Lender’s designated assignee), as the tenant under the Ground Lease, and (iii) Lender (or Lender’s designated assignee) assuming the role of Seller under this Agreement, provided that in all events Lender (or Lender’s designated assignee) assumes all of Seller’s obligations under this Agreement and the Ground Lease. In the event of any such transaction as between Seller and Lender (or Lender’s designated assignee), this Agreement shall continue in full force and effect between Purchaser and Lender (or Lender’s designated assignee) and following any such assignment, subject to Section 11.4.3, Seller shall be relieved of all of its obligations hereunder.  In no event shall Purchaser or its Related Parties issue or make any statement regarding the Lender’s (or Lender’s designated assignee) involvement in the transaction contemplated herein without Lender’s prior written approval in each instance, which approval may be withheld by Lender in its sole and absolute discretion.  Without limiting the generality of the foregoing, Purchaser shall not (and shall cause the Related Parties to not) indicate to any party that the Loan is in default, that the Seller and Lender have entered into a forbearance or any other type of agreement, that the transaction contemplated hereby is a distressed asset or “fire sale” or any similar characterization of the Property or the motivations of Seller or Lender.  The provisions of this Section 11.4.2 shall survive the Closing and any termination of this Agreement.

11.4.3Notwithstanding anything in this Agreement or the Ground Lease to the contrary, each of Purchaser and the original named Seller (“iBio”) agrees and acknowledges that Lender (or Lender’s designated assignee) is not and shall not be liable to Purchaser for any liability (including indemnity obligations) under this Agreement attributable to, resulting from or created by iBio’s tenancy under the Ground Lease or any actions or omissions of iBio, and any and all such liability shall remain with and be the sole responsibility of iBio in accordance with this Agreement or otherwise. Notwithstanding Section 9.5, iBio hereby agrees to maintain and keep in full force and effect its applicable D&O (directors and officers) insurance policy that is in effect as of the Effective Date as necessary to address and cover any such foregoing liability of iBio with respect to this Agreement, the Property and the transactions related thereto. Notwithstanding Section 6.2.1, Purchaser and iBio hereby agree that at no time will Lender (or Lender’s designated assignee) be responsible for payment of the fees and disbursements of iBio’s counsel, all of which are the responsibility of iBio. The provisions of this Section 11.4.3 shall survive the Closing and any termination of this Agreement.

11.5Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.6Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

11.7Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

11.8No Partnership.  Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

11.9Time of Essence.  Time is of the essence in this Agreement.

11.10Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. A fully executed PDF copy of this Agreement shall be effective as an original. An electronic signature of any party or parties hereto shall have the same force and effect as an original of such signature(s), and the parties hereto agree to be bound by any electronic signature(s) and by any electronic record of this Agreement executed or adopted with one or more electronic signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

11.11Recordation.  Purchaser and Seller agree not to record this Agreement or any memorandum hereof.  The terms of this Section 11.11 shall survive any termination of this Agreement; provided, however, if Purchaser timely files a claim for specific performance of this Agreement, Purchaser shall have the right to execute and record a Lis Pendens related thereto.

11.12Proper Execution.  The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution.  Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance.  The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

11.13Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Central time.

11.14Limitation of Liability.  Purchaser hereby acknowledges and agrees that in no event shall any partner, member, manager, shareholder, or officer of Seller ever be liable to Purchaser as a result of a breach of this Agreement, and, subject to Section 11.4.3, Purchaser agrees to look solely to Seller and to the rents, issues and profits from the Property for satisfaction of any claim, loss or damage.  Seller hereby acknowledges and agrees that in no event shall any partner, member, manager, shareholder, or officer of Purchaser ever be liable to Seller as a result of a breach of this Agreement. The provisions of this Section 11.14 shall survive Closing or any termination of this Agreement.

11.15Merger Provision.  Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

11.16Further Assurances. Before and after Closing, Purchaser and Seller shall execute and deliver to the other party all such documents that such other party may reasonably require to effect, confirm or otherwise perfect the transfer of property and other covenants and agreements of the parties contemplated by this Agreement. The provisions of this Section 11.16 shall survive Closing.

[Remainder of page intentionally left blank; Signatures begin on following page]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the Effective Date.

SELLER:	IBIO CDMO LLC, a Delaware limited liability company

	By:	/s/ Martin Brenner
	Name:	Martin Brenner
	Title:	Authorized Person

PURCHASER:	BOARD OF REGENTS OF THE A&M UNIVERSITY SYSTEM, an agency of the State of Texas

	By:	/s/ John Sharp
	Name:	John Sharp
	Title:	Chancellor

RECOMMENDED APPROVAL:

/s/ Indra K. Reedy
INDRA K. REDDY, Ph.D.
Interim Vice President and Chief Operation Officer
Senior Vice President and Chief Executive Officer
Texas A&M Health Science Center

APPROVED AS TO FORM:

/s/ Ashlea Hewlett
ASHLEA HEWLETT
Assistant General Counsel, Property & Construction
Office of General Counsel
The Texas A&M University System

Signature Page

TITLE COMPANY JOINDER

By execution hereof, the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

UNIVERSITY TITLE COMPANY

By:	/s/ Dawn C. Moore
Name:	Dawn C. Moore
Title:	Escrow Officer

Signature Page

EXHIBIT 1.1.1

LEGAL DESCRIPTION

LEASEHOLD ESTATE in the following as created by Ground Lease Agreement executed by and between The Board of Regents of The Texas A&M University System, as Landlord, and Texas Bioproperties, LP, as Tenant, as evidenced by Memorandum of Lease dated March 08, 2010, filed March 15, 2010, recorded in Volume 9536, Page 255, Real Property Records, Brazos County, Texas, as assigned to College Station Investors LLC, by and thru Special Warranty Deed and Assignment of Ground Lease dated December 22, 2015, filed December 22, 2015, recorded under Clerk's File No. 2015- 1251621, Real Property Records, Brazos County, Texas:

All that certain lot, tract or parcel of land being 21.401 acres situated in the J.H. Jones Survey, Abstract No. 26, Brazos County, Texas, and being all of that certain called 21.401 acre tract as described in Memorandum of Lease between The Board of Regents of The Texas A&M University System and TEXAS BIOPROPERTIES, LP, as recorded in Volume 9536, Page 255 of the Official Records of Brazos County, Texas, said 21.401 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2" Iron Rod with Cap found in the southwest right-of-way line of South Traditions Drive as described in Volume 9267, Page 132 for the most northerly corner, said corner being the most easterly corner of the Texas A&M University System called 198.0559 acre tract as described in Volume 7988, Page 209; THENCE S 51° 09'57" E, along the southerly Right-of-Way line of said South Traditions Drive a distance of 125.17 feet to a 1/2" Iron Rod with Cap found for point of curvature;

THENCE continuing along the southerly Right-of-Way line of said South Traditions Drive around a curve in a counterclockwise direction having a delta angle of 40° 38'12", an arc distance of 425.55 feet, a radius of 600.00 feet, and a chord of S 71° 29'03" E, a distance of 416.68 feet to a 1/2" Iron Rod with Cap found for the northeast corner;

THENCE S 1° 48'09" E, a distance of 221.86 feet to a 1/2" Iron Rod with Cap found for angle point;

THENCE S 48° 08'12" E, a distance of 429.28 feet to a 1/2" Iron Rod with Cap found for the most easterly corner, said corner being located in the southeast City of Bryan City Limits Line as per deed described in Volume 3481, Page 81, said corner also being located in the northwest Right-of-Way line of HSC Parkway;

THENCE S 41° 51'48" W, along the City Limits Line a distance of 464.43 feet to a 1/2" Iron Rod with Cap found for a point of curvature;

THENCE around a curve in a clockwise direction having a delta angle of 31° 10'07", an arc distance of 401.19 feet, a radius of 737.50 feet, and a chord of S 57° 26'51" W, a distance of 396.27 feet to a 1/2" Iron Rod with Cap found for the most southerly corner;

THENCE N 47° 19'28" W, a distance of 981.81 feet to a 1/2" Iron Rod with Cap found in the southeast line of said called 198.0559 acre tract, a 1/2" Iron Rod with Cap found for the most southerly corner of said called 198.0559 Acre Tract bears S 41°44'03" W a distance of 1412.75 feet;

THENCE N 41°44'03" E, along the southeast line of said called 198.0559 acre tract a distance of 820.96 feet to the PLACE OF BEGINNING AND CONTAINING AN AREA OF 21.401 ACRES OF LAND MORE OR LESS.

EXHIBIT 3.1.2

INSURANCE REQUIREMENTS

Prior to performing Inspections at the Property, Purchaser’s consultant and/or contractor and any subcontractor thereof (and other agent, contractor or consultant of Purchaser performing activities) shall have and maintain insurance coverage in form and substance reasonably acceptable to Seller complying with the requirements set forth below.

A.Required Types of Insurance Coverage

1.Workers’ Compensation and Employers’ Liability

a.	Statutory Worker’s Compensation insurance as required by law.
b.	Employers’ Liability insurance with limits of at least $1,000,000 per occurrence.

2.General Liability Insurance

a.

Commercial General Liability policy form on an occurrence basis including Premises/Operations Liability, Contractual Liability (which shall include coverage for, but shall not limit, Purchaser’s indemnification obligations hereunder), Independent Contractors Coverage and Products/Completed Operations Liability with the explosion, collapse and underground (XCU) exclusions eliminated.

b.

Limits of Liability: Five Million Dollars ($5,000,000) combined single limit for Bodily Injury and Property Damage coverage. Limits of Liability may be provided under a Commercial General Liability and Umbrella Liability Policy, if desired.

B.Additional Requirements

1.

Except where prohibited by law, all insurance policies shall contain provisions that the insurance companies waive the rights of recovery or subrogation against Seller, Seller’s agents and employees, and their insurers.

2.	Such insurance shall not be subject to cancellation except upon thirty (30) days’ prior written notice to Seller.
3.

All insurance required hereunder shall be with insurance companies which (i) are rated by Best’s Insurance Reports, (ii) have a rating of at least A-(VIII) and (iii) are licensed to do business in the state where the property is located. Prior to commencement of the performance of the Inspections, Purchaser shall deliver to Seller certificates of insurance evidencing the coverages required hereunder or such other evidence of compliance with the foregoing insurance requirements as is required by, and satisfactory and acceptable to, Seller.

4.

The following parties shall be named as additional insureds on ISO Form CG 20 26 under the Commercial General Liability, Automobile Liability (if any) and Umbrella Liability insurance policies required to be maintained by Purchaser and Purchaser’s consultant and/or any subcontractor thereof:

iBio, Inc.
11750 Sorrento Valley Road, Suite 200
San Diego, CA 92121
Attn: [***]
Email: [***]
With Copy to: legal@ibioinc.com

The Texas A&M University System
301 Tarrow, 6th Floor
College Station, Texas 77840—7896
Attention: Office of General Counsel

5.

All Commercial General Liability and Umbrella Liability policies maintained by Purchaser and Purchaser’s consultant and/or any subcontractor thereof shall contain a cross-liability provision and shall provide primary coverage as to Seller, and any other insurance available to Seller shall be noncontributing therewith.

EXHIBIT 1.1.6

SCHEDULE OF CONTRACTS

[***]

EXHIBIT 9.2.1

LEASE TERMINATION AND EARLY SURRENDER AGREEMENT

This LEASE TERMINATION AND EARLY SURRENDER AGREEMENT, dated as of the ___ day of May 2025, between THE BOARD OF REGENTS OF THE TEXAS A&M UNIVERSITY SYSTEM, an agency of the State of Texas   (“Landlord”) and [___________________], a [___________________] having an address at [___________________] (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into Ground Lease Agreement dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement dated as of December 22, 2015 (as so amended, the “Ground Lease”), as assigned (as to the lessee interest thereunder) by that certain Special Warranty Deed and Assignment of Ground Lease dated November 1, 2021 by and between College Station Investors LLC and iBio CDMO LLC (“iBio”) and subsequently assigned by that certain Special Warranty Deed and Assignment of Ground Lease dated as of the date hereof by and between iBio and Tenant, relating to the land (the “Land”) more specifically described therein and located in Brazos County, Texas;

WHEREAS, the present expiration date of the Ground Lease is March 7, 2030; and

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of May __, 2024 (“Purchase Agreement”) by and between Landlord and Tenant (as assignee from iBio), Landlord and Tenant desire to terminate the Ground Lease and release and discharge Tenant from any further obligations as the tenant under the Ground Lease and release and discharge Landlord from any further obligations as the landlord under the Ground Lease and, subject to the provisions of this Agreement, Landlord and Tenant are willing to consent to such termination, release and discharge.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, Landlord and Tenant hereby agree as follows:

1.Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Ground Lease.

2.Landlord and Tenant hereby agree that, anything in the Ground Lease to the contrary notwithstanding, the term of the Lease shall terminate as of the date hereof (the “New Expiration Date”).  On or prior to the New Expiration Date, Tenant shall vacate and surrender to Landlord all of its right, title and interest in and to the Ground Lease and the Premises, together with all fixtures, improvements, installations and appurtenances therein.  Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of the Ground Lease applicable upon the expiration of the term thereof.

3.Tenant does, for itself, its successors and assigns, release and forever discharge Landlord, its heirs, distributees, personal representatives, successors and assigns, from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, acknowledgments, executions, claims and demands whatsoever, in law, admiralty or in equity

(collectively, “Claims”), which Tenant, its successors and assigns ever had, now have, or may have, now or hereafter, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of these presents with respect to the Lease, or the Premises or the Building, except for the obligations of Landlord arising under this Agreement.  The provisions of this Paragraph shall survive the New Expiration Date.

4.Subject to any post-Closing obligations under the Purchase Agreement, provided Tenant surrenders possession of the Premises on the New Expiration Date in accordance with the terms of this Agreement, Landlord shall, for itself, its successors and assigns, release and forever discharge Tenant, its heirs, distributees, personal representatives, successors and assigns, from all Claims with respect to the Lease.  The provisions of this Paragraph shall survive the New Expiration Date.

5.This Agreement (together with the Purchase Agreement and the other closing documents contemplated thereunder) contains the entire understanding between the parties with respect to any termination of the Ground Lease.

6.This Agreement may not be orally changed or terminated nor any of its provisions waived, but only by an agreement in writing signed by the party against whom enforcement of any change, termination or waiver is sought.

7.This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

8.This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. PDF signatures shall be binding.

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

BOARD OF REGENTS OF THE A&M UNIVERSITY SYSTEM, an agency of the State of Texas

By:
Name:
Title:

[ ]

By:
Name:
Title:

3

EXHIBIT 9.2.2

FORM OF WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

SPECIAL WARRANTY DEED

(Improvements)

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF BRAZOS	§

THAT                                          , a                                             (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HAS GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents DOES GRANT, BARGAIN, SELL, AND CONVEY unto                                                                                     , a                                             (“Grantee”), whose address is                                                                           ,                                                        , all buildings, improvements, structures, systems, facilities, fixtures, fences, and parking areas (collectively, the “Improvements”) situated on the real property in Brazos County, State of Texas, fully described in Exhibit A hereto (the “Land”), together with all rights, titles, and interests appurtenant thereto.

This conveyance and the warranties of title herein are expressly made subject only to the liens, encumbrances, leases, easements and other exceptions set forth on Exhibit B attached hereto and incorporated herein by this reference for all purposes to the extent the same are valid and subsisting and affect the Improvements (collectively, the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Improvements, exclusive of the Land, together with all and singular the rights and appurtenances thereunto, unto Grantee, its successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor’s successors, to WARRANT and FOREVER DEFEND, all and singular title to the Improvements unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise, but subject, however, to the Permitted Encumbrances.

Grantee’s address is:                                                                                                  .

[Remainder of page left intentionally blank. Signature page to follow.]

EXECUTED as of                                                , 2024

GRANTOR:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                                  , 2024, by                                                      , the                                                      of                                       , a                                                        , on behalf of said                                               .

Notary Public, State of

[Personalized Seal of Notary]

Signature Page to Special Warranty Deed

Exhibit A

Legal Description

Exhibit A to Special Warranty Deed

Exhibit B

Permitted Encumbrances

Exhibit B to Special Warranty Deed

EXHIBIT 9.2.3

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale and Assignment”) is made                                     , 2024 (the “Effective Date”), by                                , a                                      (“Grantor”), to                                             , a                                        (“Grantee”).

A.Grantor, as Seller, and Grantee, as Purchaser, entered into that certain Purchase and Sale Agreement (the "Agreement") with an Effective Date of _________, 2024, for the purchase and sale of the leasehold estate arising under that certain Ground Lease covering the land located in Brazos County, Texas described on Exhibit A attached hereto (the "Land").

B.In connection with the conveyance of the leasehold estate in the Land arising under the Ground Lease, Grantor agreed to execute and deliver this Bill of Sale and Assignment pursuant to the Agreement.

C.All capitalized terms used in this Bill of Sale and Assignment without separate definition shall have the same meanings assigned to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, Grantor hereby transfers, conveys, sells, assigns and sets over to Grantee:

1.All of Grantor’s assignable and transferable right, title, and interest in and to improvements, furniture, personal property, machinery, apparatus, and equipment owned by Grantor and currently used in the operation, repair and maintenance of the Property described on Exhibit B attached hereto and situated thereon (collectively, the “Personal Property”).

2.The Contracts described on Exhibit B attached hereto and relating to the Property (collectively, the “Contracts”).

3.To the extent not proprietary and without representation as to whether third party consent is required, and at no cost or liability to Grantor, all of Grantor’s assignable and transferable right, title, and interest (if any) in and to all intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property, including, but not limited to, (i) all guaranties and warranties issued with respect to the Personal Property or the Improvements (if any) including equipment and construction warranties and the roof warranty; (ii) all plans and specifications, drawings and prints describing the Improvements; (iii) trademarks or trade names associated with the Improvements; (iv) all development rights; (v) any governmental permits, entitlements, approvals, licenses and certificates (including any pending applications) including without limitation, those pertaining to zoning, use, occupancy, and signage for the Property; and (vi) all rights and claims of Grantor against third parties related to the Property (collectively, the “Intangibles”).

Grantee hereby assumes and accepts the conveyance and assignment of the Contracts and Intangibles as aforesaid to the extent arising from and after the date hereof.

If any litigation between Grantee and Grantor arises out of the obligations of the parties under this agreement or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

This agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Grantor and Grantee have executed this agreement as of                                  , 2024.

GRANTOR:

, a

By:
Name:
Title:

GRANTEE:

, a

By:
Name:
Title:

EXHIBIT 9.2.5

FIRPTA AFFIDAVIT

FIRPTA CERTIFICATION UNDER SECTION 1445 I.R.C

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                          (“Transferor”), Transferor hereby certifies to [                         ]:

1.The Company is not a foreign corporation, foreign partnership, foreign person, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.The Company is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.The Company’s U.S. employer identification number is 81-0925839; and

4.The Company’s office address is:

The Company understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the Company declares that the Company has examined this certification and to the best of the Company’s knowledge and belief it is true, correct, and complete, and the Company further declares that the Company has authority to sign this document.

[SIGNATURE ON FOLLOWING PAGE]

Dated:  ______________, 2024.

IBIO CDMO LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT 9.2.6

FORM OF OWNER’S AFFIDAVIT

STATE OF TEXAS	§
§
COUNTY OF ________	§

BEFORE ME, the undersigned authority, on this day personally appeared                                     , as                                  of                    , a                             (“Owner”) who on his oath, deposes and says, to the best of his knowledge and belief, as follows:

1.

Affiant is a duly authorized representative of Owner and in that capacity, is authorized to act on behalf of Owner in all matters relating to the sale, disposition and financing of the ground lease estate identified on Exhibit A attached hereto (hereinafter the “Property”).

2.	Owner is desirous of selling the Property and, in connection therewith, (the “Title Company”) has issued its Title Commitment No. dated , 2024 covering the Property (the “Title Commitment”).
3.	In connection with the issuance of the owner’s policy at Closing pursuant to the Title Commitment, Affiant makes the following statement of facts:

a.Affiant has no knowledge of any adverse claim to any of the Property; and that so far as Affiant knows there are no encroachments or boundary conflicts other than those shown on the Title Commitment and/or the survey of the Property dated                      (the “Survey”), a copy of which has been delivered to and reviewed by the Title Company.

b.Except as may be disclosed in the Title Commitment, Affiant states (i) Owner has not incurred any indebtedness that would affect the title to the Property, (ii) to Affiant’s knowledge, there are no liens (including Federal or States Liens, Judgment Liens or materialman’s and mechanic’s liens) of any kind on the Property and (iii) to Affiant’s knowledge, no suits pending against the Owner in Federal or State Court except as may be disclosed in the Title Commitment.

c.Except as shown on the Title Commitment or the Survey (i) no person or entity now has possession of the Property, (ii) Affiant has no current and actual knowledge of any person or entity that would have the right to possession of the Property other than Owner and other than as may be disclosed in said Title Commitment or Survey and (iii) Owner has not granted any options to purchase or rights of first refusal to purchase the Property.

d.There are no labor or material claims against the improvements or repairs, if any, or the Property upon which such improvements are situated, which have not been fully paid or which will not be fully paid as and when due in the ordinary course of business.  Owner has not previously conveyed the Property and is not a debtor in bankruptcy.

4.

Affiant recognizes that but for the making of the hereinabove statement of facts relative to the Property, the Title Company would not issue its Title Policy with respect to the Property and that such statements have been made as a material inducement for the issuance of such Policy.

WITNESS, my hand this ___ day of ______________, 2024.

AFFIANT:

By:
Name:
Title:

EXHIBIT B

Warrant Agreement

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED WARRANTS TO PURCHASE SHARES OF COMMON STOCK

IBIO, INC.

Warrant Shares: ________	Issuance Date: May __, 2024

THIS PRE-FUNDED WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Warrant”) certifies that, for value received, Woodforest National Bank or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the six month anniversary of the Issuance Date (the “Initial Exercise Date”) until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from IBIO, INC., a Delaware corporation (the “Company”), up to              shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b).

1.   Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 1(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 1(c) below is specified in the applicable Notice of Exercise. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of

Exercise nor the authority of the person so executing such Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

(b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. If at the time of exercise hereof on a date that is after the 60th day anniversary of the Initial Exercise Date, there is no effective registration statement or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (x) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (y) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 1(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the VWAP of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d) Mechanics of Exercise

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”); provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, at the option of the Holder either (A) in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until the earlier of such Warrant Shares being delivered or Holder rescinds such exercise or (B) the amount pursuant to a Buy-In pursuant to Section 1(d)(iv) hereof. The Company agrees to maintain a registrar (which may be the Transfer Agent) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 1(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the delivery of such Warrant Shares (in which case any liquidated damages payable under Section 1(d)(i) shall no longer be payable).

(iv) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock.

(v) Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this

Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 1(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the Warrant is unexercisable as a result of the Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Holder.

2. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) [RESERVED]

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time that this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of all of the shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all of the holders of stock of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement (other than a stock split) or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person and the Company is not the surviving entity, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, it being agreed that if IBIO CDMO sells the CDMO facility and related property that shall not trigger a Fundamental Transaction (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property(other than a stock split), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company, (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 1(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 2(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) [RESERVED]

(g) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i)

Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment; provided, however, that no notice shall be required if the information is disseminated by the Company in a filing with the Commission on its EDGAR system pursuant to a Current Report on Form 8-K or Quarterly Report on Form 10-Q or Annual Report on Form 10-K or in a press release.

(ii)

Notice to Allow Exercise by Holder. If (A) the Company declares a dividend (or any other distribution in whatever form (other than a stock split)) on the shares of Common Stock, (B) the Company declares a special nonrecurring cash dividend on, or a redemption of, the shares of Common Stock, (C) the Company authorizes the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (excluding any granting or issuance of rights to all of the Company’s shareholders pursuant to a shareholder rights plan), (D) the approval of any shareholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least four (4) calendar days prior to the applicable record or effective date hereinafter specified (unless such information is filed with the Commission on its EDGAR system in which case a notice shall not be required), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice and provided, further that no notice shall be required if the information is disseminated in a press release or document filed with the Commission. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i) Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 3(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with and otherwise make the representations set forth in Section 6 of the Settlement Agreement and Mutual Release dated effective as of May [14], 2024 by and among Woodforest National Bank, iBio CDMO LLC and the Company (the “Settlement Agreement”).

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4. Miscellaneous.

(a) Currency. All dollar amounts referred to in this Warrant are in United States Dollars (“U.S. Dollars”). All amounts owing under this Warrant shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Warrant, the U.S. Dollar exchange rate as published in the Wall Street Journal (NY edition) on the relevant date of calculation.

(b) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(d)(i), except as expressly set forth in Section 2. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 1(c) or to receive cash payments pursuant to Section 1(d)(i) and Section 1(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(e) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of Delaware. [Under review]

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state, federal or foreign securities laws.

(h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of Section 15 of the Settlement Agreement.

(j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders of a majority of the Warrant Shares underlying the Common Warrants of the Company issued on the Closing Date that are outstanding as of such date.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IBIO, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: IBIO, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: